                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Mercury Interactive Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                         --Enter Company Name Here--
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:


================================================================================

                        MERCURY INTERACTIVE CORPORATION

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 24, 2000

TO THE STOCKHOLDERS OF MERCURY INTERACTIVE CORPORATION:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MERCURY INTERACTIVE CORPORATION, a Delaware corporation, will be held at 10:00 a.m., local time, on May 24, 2000, at Mercury's corporate offices at 1325 Borregas Avenue, Sunnyvale, California 94089, for the following purposes:

  1. To elect four (4) directors to serve for the ensuing year and until their successors are elected.

  2. To approve an amendment to Mercury's Restated Certificate of Incorporation to increase the authorized number of shares of common stock of Mercury to 240,000,000.

  3. To ratify and approve the amendment of the 1999 Stock Option Plan to increase the grant limit under the 1999 Stock Option Plan.

  4. To ratify and approve the amendment of the 1998 Employee Stock Purchase Plan to increase the number of shares reserved by an additional 500,000 shares of common stock for issuance under the 1998 Employee Stock Purchase Plan.

  5. To ratify and approve the amendment of the 1994 Directors' Stock Option Plan to provide for the full and immediate vesting of stock options granted to a director under the plan, in the event of the termination of the director other than upon a voluntary resignation, upon the merger or acquisition of Mercury by a successor corporation.

  6. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of Mercury for the year ending December 31, 2000.

   To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on March 31, 2000 are entitled to notice of and to vote at the Annual Meeting of Stockholders.

   All stockholders are cordially invited to attend the Annual Meeting of Stockholders in person; however, to ensure your representation at the meeting you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                        By Order of the Board of Directors,

                                        Sharlene Abrams
                                        Secretary

Sunnyvale, California
April 21, 2000

                        MERCURY INTERACTIVE CORPORATION

                            PROXY STATEMENT FOR THE
                        MERCURY INTERACTIVE CORPORATION
                      2000 ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of MERCURY INTERACTIVE CORPORATION for use at the Annual Meeting of Stockholders to be held on May 24, 2000 at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held at Mercury's corporate offices at 1325 Borregas Avenue, Sunnyvale, California 94089. The telephone number at that location is (408) 822-5200. When proxies are properly dated, executed and returned, the shares they represent will be voted at the meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein, for Proposals 2 through 5, for the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors as set forth herein, and at the discretion of the proxyholders, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

   These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 1999, including financial statements, were first mailed on or about April 21, 2000, to all stockholders entitled to vote at the meeting.

Record Date and Voting Securities

   Stockholders of record at the close of business on March 31, 2000 are entitled to notice of and to vote at the meeting. At the record date of March 31, 2000, 79,338,247 shares of Mercury's common stock, $0.002 par value, were issued and outstanding. No shares of Mercury's preferred stock were outstanding.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Mercury at or before the taking of the vote at the Annual Meeting of Stockholders a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Mercury at or before the taking of the vote at the Annual Meeting of Stockholders, or (iii) attending the Annual Meeting of Stockholders and voting in person (although attendance at the Annual Meeting of Stockholders will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to MERCURY INTERACTIVE CORPORATION at 1325 Borregas Avenue, Sunnyvale, California 94089, Attention: Secretary, or hand-delivered to the Secretary of Mercury at or before the taking of the vote at the Annual Meeting of Stockholders.

Voting and Solicitation

   On all matters, each share has one vote.

   The cost of soliciting proxies will be borne by Mercury and is estimated to be $8,500. We have retained Innisfree M&A, Incorporated to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries.

We will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, proxies may be solicited by directors, officers and employees of Mercury in person or by telephone, telegram or other means of communication. No additional compensation will be paid for such services.

Quorum; Abstentions; Broker Non-Votes

   The required quorum for the transaction of business at the Annual Meeting of Stockholders is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," or "WITHHELD FROM" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting of Stockholders (the "Votes Cast") with respect to such matter.

   While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, Mercury believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, Mercury intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

   In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, Mercury intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

Stockholder Proposals for Next Annual Meeting of Stockholders

   We currently intend to hold its 2001 Annual Meeting of Stockholders in mid-May 2001 and to mail Proxy Statements relating to such meeting in mid-April 2001. The date by which stockholder proposals must be received by Mercury for inclusion in the Proxy Statement and form of proxy for its 2001 Annual Meeting of Stockholders, is December 22, 2000. Such stockholder proposals should be submitted to MERCURY INTERACTIVE CORPORATION at 1325 Borregas Avenue, Sunnyvale, California 94089, Attention: Secretary. Stockholder proposals related to Mercury's 2001 Annual Meeting of Stockholders, but submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, must be received by Mercury prior to March 6, 2001 in order to withhold authority of management proxies to use their discretionary voting authority with respect to any such proposal.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Nominees

   We currently have four (4) directors. A board of four (4) directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxyholders will vote the proxies received by them for management's four
(4) nominees named below, all of whom are presently directors of Mercury. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxyholders. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting of the stockholders or until such director's successor has been duly elected and qualified.

Vote Required

   The four nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors, and pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal.

  The Board of Directors recommends that stockholders vote FOR the nominees listed below.

   The names of the nominees and certain information about them as of March 31, 2000 are set forth below:

                                                                       Director
   Name of Nominee          Age        Position(s) with Mercury         Since
   ---------------          ---        ------------------------        --------
   Igal Kohavi(2)(3).......  60 Director                                 1994
   Amnon Landan(1).........  41 Chairman of the Board, President and     1996
                                Chief Executive Officer
   Yair Shamir(2)(3).......  54 Director                                 1994
   Giora Yaron(2)(3).......  51 Director                                 1996

--------
(1) Member of the Stock Option Committee.
(2) Member of the Compensation Committee.
(3) Member of the Audit Committee.

   Dr. Igal Kohavi has been one of our directors since January 1994. Dr. Kohavi has served as the Chairman of the Board of Directors of DSP Group, Inc., a developer of digital signal processing technology, since September 1995. Dr. Kohavi also serves as Chairman of Polaris, an Israeli-based venture capital fund and has served in that capacity since 1996. From October 1994 to March 1996, Dr. Kohavi served as the President and Chief Executive Officer of Dovrat-Schrem & Co., Ltd., an Israeli investment bank. Prior to that, Dr. Kohavi served as President of Clal Electronics Industries Ltd., from May 1993 until September 1994. From April 1986 to May 1993, Dr. Kohavi served as President of Clal Computers and Technology Ltd., an electronics company and a subsidiary of Clal.

   Mr. Amnon Landan has served as our President and Chief Executive Officer of Mercury since February 1997, has served as Chairman of the Board of Directors since July 15, 1999 and has been a director since February 1996. From October 1995 to January 1997, he served as President, and from March 1995 to September 1995, he served as President of North American Operations. He served as our Chief Operating Officer from August 1993 until March 1995. From December 1992 to August 1993, he served as our Vice President of Operations and from June 1991 to December 1992, he served as our Vice President of Research and Development. From November 1989 to June 1991, he served with us in several technical positions.

   Mr. Yair Shamir has been one of our directors since August 1994. Mr. Shamir is currently the President and Chief Executive Officer of VCON Telecommunications, Ltd., a developer of videoconferencing hardware and software, and has served in that capacity since March 1997. Mr. Shamir served as Executive Vice President of the venture capital firm The Challenge Fund-- Etgar L.P. from July 1995 to March 1997. From January 1994 until July 1995, he was Chief Executive Officer of Elite Industries Ltd., a food products company. Prior to that, Mr. Shamir was Executive Vice President and General Manager, Israel of Scitex Corporation, an electronics company, from January 1988 through January 1994. Mr. Shamir serves on the Board of Directors of DSP Group, Inc., Orckit Communications Ltd. and VCON Telecommunications, Ltd.

   Dr. Giora Yaron has been one of our directors since February 1996. Dr. Yaron is currently Chairman and Chief Executive Officer of Itamar Medical (CM) and has served in these capacities since January 1997. In addition, Dr. Yaron is the Chairman of Comsys Communications and Signal Processing Ltd. and has served in that capacity since January 1996. Prior to that, Dr. Yaron served as the President of Indigo NV, a vendor of digital color press products, from August 1992 to November 1995. From April 1979 to July 1992, Dr. Yaron was with National Semiconductor Corporation where he served as General Manager of its Israeli operations and Corporate Vice President of Office Products.

Board Meetings and Committees

   The Board of Directors of Mercury held a total of seven (7) meetings during 1999. No directors attended fewer than 75% of the total number of meetings of the Board of Directors or committees of the Board of Directors held in 1999 during the period in which such directors were members of the Board of Directors. The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board does not have a nominating committee or any committee performing similar functions.

   In 1999, the Audit Committee consisted of Messrs. Kohavi, Shamir and Yaron and met four (4) times. This committee is primarily responsible for approving the services performed by Mercury's independent auditors and for reviewing and evaluating Mercury's accounting principles and its system of internal accounting controls. Messrs. Kohavi, Shamir and Yaron will continue serving as the Audit Committee for 2000.

   In 1999, the Compensation Committee consisted of Messrs. Kohavi, Shamir and Yaron and met one (1) time. This committee reviews and approves Mercury's executive compensation policy and plan. Messrs. Kohavi, Shamir and Yaron will continue serving as the Compensation Committee for 2000.

   The Stock Option Committee consisted of Messrs. Finegold and Landan from January 1999 until Mr. Finegold resigned from our Board of Directors in July 1999 and thereafter consisted of Mr. Landan and Ms. Abrams. The Stock Option Committee held no meetings during the fiscal year. This committee is primarily responsible for approving all stock option grants of 15,000 shares or fewer to new and continuing employees (other than executive officers). Mr. Landan and Ms. Abrams will continue serving as the Stock Option Committee for 2000.

Board Compensation

   Directors who are not compensated as our employees or as consultants to us receive a retainer of $25,000 per year for serving on the board of directors, paid $6,250 per quarter. In addition, they are reimbursed for their expenses in attending out-of-town meetings. Officers are appointed by and serve at the discretion of the Board of Directors. There are no family relationships between directors and executive officers of Mercury.

   Currently, nonemployee directors are automatically granted an initial option to purchase 50,000 shares of Mercury's common stock and thereafter annual grants to purchase 10,000 shares of Mercury's common stock pursuant to the terms of Mercury's 1994 Directors' Stock Option Plan. Pursuant to the Directors' Plan, Messrs. Kohavi, Shamir and Yaron were each granted an option to purchase 20,000 shares on the date of the 1999 Annual Meeting of Stockholders at an exercise price of $15.50 which vests in whole on the fifth anniversary of the date of grant, provided that such director has continually served as a director of Mercury until the fifth anniversary of the date of grant of such option.

Stock Splits

   All share and option numbers in this proxy statement have been adjusted to reflect the 2-for-1 stock splits paid to our shareholders in the form of a stock dividend on February 26, 1999 and February 11, 2000.

                                PROPOSAL NO. 2

              AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

   Our Restated Certificate of Incorporation, as currently in effect, provides that Mercury is authorized to issue 120,000,000 shares of common stock, par value $.002 per share, and 5,000,000 shares of Preferred Stock, with a par value of $.002 per share. In February 2000, the Board of Directors authorized an amendment to the Certificate of Incorporation to increase the authorized number of shares of common stock to 240,000,000 shares.

   Under the proposed amendment, the first paragraph of Article III of the Certificate of Incorporation would be amended to read as follows:

  This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Two Hundred Forty Five Million (245,000,000) shares. Two Hundred Forty Million (240,000,000) shares shall be common stock and Five Million (5,000,000) shares shall be Preferred Stock, each with a par value of $.002.

   As of March 31, 2000, 79,338,247 shares of common stock were issued and outstanding. In addition, as of March 31, 2000, (i) 10,423,179 shares were reserved for future issuance upon exercise of outstanding options under the Amended and Restated 1989 Stock Option Plan and the 1996 Supplemental Stock Option Plan; (ii) an aggregate of 750,494 shares were reserved for grant under Mercury's 1998 Employee Stock Purchase Plan; (iii) 1,040,000 shares were reserved for future grant under Mercury's Amended 1994 Directors' Stock Option Plan and 480,000 shares were reserved for future issuance upon exercise of outstanding options under such plan; and (iv) 3,870,392 shares were reserved for future grant under our 1999 Stock Option Plan and 4,175,166 shares were reserved for future issuance upon the exercise of outstanding options under the 1999 Stock Option Plan.

Purpose and Effect of Amendment

   The principal purpose of the proposed amendment to the Certificate of Incorporation is to authorize additional shares of common stock which will be available in the event that the Board of Directors determines that it is necessary or appropriate to effect future stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets through the issuance of securities, to establish a strategic relationship with a corporate partner through the exchange of securities or for issuance under Mercury's stock option and purchase plans. In determining the appropriate level of authorized shares of common stock, the Board of Directors considered, among other factors, (i) that as of March 31, 2000, options to purchase 20,739,231 shares of common stock were outstanding or reserved for issuance pursuant to Mercury's stock option and purchase plans, (ii) that were Mercury to effect a two-for-one stock split in the future, a minimum of 200,154,956 authorized shares would be required, and (iii) that in the Board's opinion, at least 10% to 15% of Mercury's equity securities should be available for any of the aforementioned potential strategic transactions. If the proposed amendment is adopted, 120,000,000 additional shares of common stock will be available for issuance by the Board of Directors without any further stockholder approval, although certain issuances of shares may require stockholder approval in accordance with the requirements of the Nasdaq National Market or the Delaware General Corporations Law. The holders of common stock have no preemptive rights to purchase any stock of Mercury. The additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present common stockholders. We have no present plans or proposals to issue the additional authorized shares.

   The flexibility of the Board of Directors to issue additional shares of stock could enhance the Board's ability to negotiate on behalf of the stockholders in a takeover situation. Although it is not the purpose of the proposed amendment, the authorized but unissued shares of common stock (as well as the authorized but unissued shares of Preferred Stock) also could be used by the Board of Directors to discourage, delay or make more difficult a change in the control of Mercury. For example, such shares could be privately placed with purchasers who might align themselves with the board in opposing a hostile takeover bid. The issuance of additional shares might serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock. We have previously adopted certain measures that may have the effect of helping to resist an unsolicited takeover attempt, including a dividend distributed to the holders of Mercury's common stock consisting of rights to purchase Mercury's Series A Participating Preferred Stock upon the terms and conditions set forth in the Rights Agreement approved by the Board of Directors, and provisions of the Certificate of Incorporation authorizing the Board of Directors to issue up to 5,000,000 shares of Preferred Stock with terms, provisions and rights fixed by the Board, and provisions in the Certificate of Incorporation providing for the Board of Directors. The Board of Directors is not aware of any pending or proposed effort to acquire control of Mercury.

Vote Required

   The approval of the amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of common stock of Mercury. An abstention or nonvote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal.

   The Board of Directors recommends a vote FOR the amendment to Mercury's Restated Certificate of Incorporation to authorize an additional 120,000,000 shares of common stock, for an aggregate of 240,000,000 shares of common stock.

                                PROPOSAL NO. 3

                  APPROVAL OF AN INCREASE IN THE GRANT LIMIT
                       UNDER THE 1999 STOCK OPTION PLAN

Increase in Grant Limit

   At the Annual Meeting, the stockholders are being asked to approve the amendment of the 1999 Stock Option Plan to increase the grant limit thereunder. The 1999 Stock Option Plan was adopted by the Board of Directors in June 1998 and the stockholders of the Corporation in August 1998 and amended in 1999. The 1999 Option Plan is administered by the Board of Directors, except with respect to grants to executive officers which are administered by the Compensation Committee. The 1999 Option Plan replaced the Amended and Restated 1989 Stock Option Plan and terminates in August 2009. A summary of the principal terms of the 1999 Option Plan is located in Appendix A to this Proxy Statement. A total of 3,870,392 shares of common stock are currently reserved and available for issuance under the 1999 Option Plan and options to purchase 4,175,166 shares are outstanding.

   Under legislation enacted in 1993, the deductibility for federal income tax purposes of compensation paid to our Chief Executive Officer and our four other most highly compensated executive officers is limited to $1,000,000 per year per individual. For purposes of this legislation, compensation expense attributable to stock options and stock appreciation rights (SARs) would not be subject to this limitation if, among other things, the option plan under which the options and SARs are granted includes a limit on the number of shares with respect to which awards may be made to any one employee in a fiscal year. Such a potential compensation expense deduction could arise, for example, upon the exercise by one of these executives of a nonstatutory option, i.e., an option that is not an incentive stock option qualifying for favorable tax treatment, or upon a disqualifying disposition of stock received upon exercise of an incentive stock option.

   Currently, the 1999 Option Plan contains a limit on the number of options that may be granted to an employee in a fiscal year of 800,000 shares. In order to exclude compensation resulting from options granted under our 1999 Option Plan from the $1,000,000 limit on deductibility, the Board of Directors has approved an amendment to the 1999 Option Plan which will increase the share limit on the number of options that may be granted under the Option Plan to an employee in any fiscal year to 1,000,000 and provide for an additional one time grant for new employees of an additional 2,000,000 shares. The limits are subject to appropriate adjustment in the case of stock splits, reverse stock splits and the like. The purpose of this amendment, which is intended to comply with Section 162(m) of the Internal Revenue Code and the regulations thereunder, is to preserve our ability to deduct in full any compensation expense related to stock options.

   The Board believes the requested increase in the grant limit under the 1999 Option Plan is in the best interests of Mercury. The Board believes that the increase in the grant limit is necessary to allow us to attract and hire experienced officers while maintaining our ability to deduct in full any compensation expense related to stock options.

   As of March 31, 2000, options to purchase 14,598,345 shares of common stock were unexercised and outstanding under the Amended and Restated 1989 Stock Option Plan, 1996 Supplemental Stock Option Plan and the 1999 Option Plan. As of March 31, 2000, 3,870,392 shares remained available for future option grants under the 1999 Option Plan, and no shares remain available for future grant under the 1996 Supplemental Stock Option Plan or the Amended and Restated 1989 Stock Option Plan. The aggregate market value of the unexercised and outstanding options to purchase 14,598,345 shares of common stock under the Amended and Restated 1989 Stock Option Plan, the 1996 Supplemental Stock Option Plan and the 1999 Option Plan at March 31, 2000 was $1,156,918,814.25 based on a closing price of $79.25 on the Nasdaq National Market on that date. See "Amended and New Plan Benefits" below for certain information with respect to the 1999 Option Plan.

1999 Option Plan Highlights

     .  Under this plan, options may be granted to any of our employees.

    . Under this plan, option grants to executive officers cannot be repriced without prior shareholder approval.

    . All options granted carry a minimum exercise price of fair market value at grant date.

    .  All options carry a maximum option term of 10 years from grant date.

Strong Performance by Mercury

    . Revenue for 1999 grew to a record $187.7 million, a 55.1% increase over the prior year.

    . Net income increased 69.8% to $33.1 million, or $0.39 per diluted share, as of December 31, 1999 over the level a year ago.

    . Five year shareholder returns were 74.8% compared with 48.8% for the Hambrecht & Quist Growth Index and 40.2% for the Nasdaq Stock Market Index.

Vote Required

   The affirmative vote of a majority of the Votes Cast will be required to approve the amendment to increase the grant limit under the 1999 Stock Option Plan.

   The Board of Directors recommends that the stockholders vote "FOR" the amendment to increase the grant limit under the 1999 Stock Option Plan.

                                PROPOSAL NO. 4

  APPROVAL OF THE RESERVATION OF AN ADDITIONAL 500,000 SHARES OF COMMON STOCK
           FOR ISSUANCE UNDER THE 1998 EMPLOYEE STOCK PURCHASE PLAN

   At the Annual Meeting, the stockholders are being asked to approve an increase in the aggregate number of shares reserved for issuance under the 1998 Employee Stock Purchase Plan which was adopted by the Board of Directors in February 1998 to replace the 1993 Employee Stock Purchase Plan which was terminated on February 15, 1998 after issuance of all of the shares reserved thereunder. Mercury originally had reserved a total of 1,500,000 shares of common stock for issuance pursuant to the Purchase Plan and in February 2000 the Board of Directors approved an amendment to the Purchase Plan to reserve an additional 500,000 for a total of 2,000,000 shares of common stock for issuance under the Purchase Plan. The Purchase Plan is currently administered by the Board of Directors. Unless terminated sooner, the Purchase Plan will terminate in 2008. The Board has authority to amend or terminate the Purchase Plan, provided no such action may affect options already granted, and such options shall remain in full force and effect. A summary of the Purchase Plan is located in Appendix B to this Proxy Statement.

   As of March 31, 2000, 549,506 shares of common stock had been issued under the Purchase Plan and, assuming stockholder approval of this Proposal No. 4, 750,494 shares remain available for future issuance. See "Amended and New Plan Benefits" below for certain information with respect to participation in the Purchase Plan in 1999.

   Due to restrictions imposed by the Internal Revenue Code of 1986, as amended, the number of shares reserved and available for issuance pursuant to shares issued upon exercise of options under the Purchase Plan cannot, without further stockholder approval, exceed 750,494 shares of common stock if this Proposal No. 4 is approved by the stockholders at the Annual Meeting or 1,250,494 shares of common stock if this Proposal No. 4 is not approved by the stockholders.

   The Board believes the reservation of an additional 500,000 shares for issuance under the Purchase Plan is in the best interests of Mercury. The Board believes that it needs to have the Purchase Plan in place with an adequate reserve of shares available for issuance thereunder, to enable Mercury to compete successfully with other companies in attracting and retaining valuable employees. The competition for employees has increased significantly and Mercury needs the flexibility to be able to respond to its ever increasing number of employees in order to continue to expand its operations.

Required Vote

   The affirmative vote of a majority of the Votes Cast is required for approval of the reservation of an additional 500,000 shares of common stock for issuance under the 1998 Employee Stock Purchase Plan.

   The Board of Directors recommends that the stockholders vote "FOR" the reservation of an additional 500,000 shares of common stock for issuance under the 1998 Employee Stock Purchase Plan.

                                PROPOSAL NO. 5

     APPROVAL OF THE AUTOMATIC ACCELERATION OF VESTING OF OPTIONS GRANTED
      UNDER THE 1994 DIRECTORS' STOCK OPTION PLAN UPON A TERMINATION OF A DIRECTOR UPON A MERGER OR ACQUISITION OF MERCURY BY A SUCCESSOR CORPORATION

   At the Annual Meeting, the stockholders are also being asked to approve an amendment to the 1994 Directors' Stock Option Plan, which plan was adopted by the Board of Directors in August 1994 and by the stockholders in April 1995 and further amended in 1998. The proposed amendment to the Directors' Plan was adopted by the Board of Directors in February 2000. The Directors' Plan is currently administered by the Board of Directors. At present, under the Directors' Plan, in the event of a merger of Mercury with or into another corporation or a consolidation, acquisition of assets or like transaction involving Mercury, each outstanding option would be assumed, or an equivalent option substituted, by the successor corporation. If the successor corporation refuses to assume the options or substitute equivalent options, each option shall become fully vested and exercisable. However, if a director is terminated as part of or after such a transaction, then only his vested options would be exercisable. Therefore, the Board approved an amendment in February 2000 to provide that if a director is terminated in the event of a merger of Mercury with or into another corporation or a consolidation, acquisition of assets or like transaction involving Mercury, each outstanding option would be automatically vested and fully exercisable upon such termination. A summary of the Directors' Plan is located in Appendix C to this Proxy Statement.

   Under the Directors' Plan, each new nonemployee director automatically receives a nonstatutory stock option to purchase 50,000 shares of Mercury's common stock upon becoming a nonemployee director (an "Initial Option"). Each nonemployee director is also automatically granted a nonstatutory option to purchase 10,000 shares of common stock upon reelection annually to the Board of Directors (an "Annual Option"). Options granted under the Directors' Plan have a term of ten years unless terminated sooner upon termination of the optionee's status as a director or otherwise pursuant to the Directors' Plan. Except as otherwise designated by the Board, such options are not transferable by the optionee other than by will or the laws of descent or distribution, and each option is exercisable during the lifetime of the director only by such director. The exercise price of each option granted under the Directors' Plan is equal to the fair market value of the common stock on the date of grant. Initial Options granted under the Directors' Plan vest as to 10,000 shares on the date of each Annual Meeting of Stockholders of Mercury after the date of grant of such option upon the re-election of the director at each such meeting. Annual Options granted under the Director's Plan vest as to 10,000 shares on the date of the fifth Annual Meeting of Stockholders to occur after the date of grant of such option upon the re-election of the director at each such meetings. In addition, the directors Kohavi, Shamir and Yaron were granted one time additional options to purchase 100,000 shares of common stock of Mercury as approved by the Mercury stockholder in May 1998 ("Additional Options"). These Additional Options vested as to 20,000 shares as of the dates of the 1998 and 1999 Annual Meetings of Stockholders, and will continue to vest as to 20,000 shares on each of the dates of the next Annual Meeting of Stockholders to occur after the 1999 Annual Meeting of Stockholders upon the re-election of the director at each such meetings each until such option is fully vested. Subject to stockholder approval of the proposed amendment to the Directors' Plan, in the event of a merger of Mercury with or into another corporation or a consolidation, acquisition of assets or like transaction involving Mercury, each option shall be assumed, or an equivalent option substituted, by the successor corporation; however, if a director is terminated in connection with such transaction, each of such director's option shall become fully vested and exercisable. Unless terminated sooner, the Directors' Plan will terminate in 2008. The Board has authority to amend or terminate the Directors' Plan, provided no such action may affect options or restricted stock already granted and such options and restricted stock shall remain in full force and effect.

   As of March 31, 2000, under the Directors' Plan, options to purchase 480,000 shares of common stock were outstanding and options to purchase 400,000 shares had been exercised. The aggregate market value of the unexercised and outstanding options to purchase 480,000 shares of common stock under the Directors' Plan was $38,040,000.00 based on a closing price of $79.25 on the Nasdaq National Market on March 31, 2000. See "Amended and New Plan Benefits" below for certain information with respect to options granted under the Directors' Plan in 1999.

   The Board believes the amendment to the Directors' Plan are in the best interests of Mercury. The Board believes that the amendment to the Directors' Plan are necessary and desirable in order for Mercury to attract experienced persons to serve as non-employee Board members.

Vote Required

   The affirmative vote of a majority of the Votes Cast will be required to approve the amendment to the Directors' Plan.

   The Board of Directors recommends that the stockholders vote "FOR" the amendment to the 1994 Directors' Plan.

                         AMENDED AND NEW PLAN BENEFITS

   The following table sets forth, as to the executive officers named under "Executive Compensation--Summary Compensation Table" below all current executive officers as a group, all current directors who are not executive officers as a group and all other employees as a group the following information regarding benefits received or allocated to the persons and groups set forth below for the last completed fiscal year: (a) with respect to the 1999 Option Plan: (i) the market value of the shares of common stock underlying such options as of March 31, 2000 based on a closing price of $79.25 on the Nasdaq National Market on that date, minus the exercise price of such shares; and (ii) the number of shares of Mercury's common stock subject to options granted during the fiscal year ended December 31, 1999 under the 1999 Option Plan; (b) with respect to the Purchase Plan: (i) the market value of the shares of common stock issued based on a closing price of $79.25 on the Nasdaq National Market on March 31, 2000, minus the purchase price of such shares; and (ii) the number of shares of Mercury's common stock issued under the Purchase Plan during the fiscal year ended December 31, 1999; and (c) with respect to the Directors' Plan: (i) the market value of the shares of common stock underlying such options as of March 31, 2000 based on a closing price of $79.25 on the Nasdaq National Market on that date, minus the exercise price of such shares; and (ii) the number of shares of Mercury's common stock subject to options granted under the Directors' Plan during fiscal year ended December 31, 1999.

                                                         1998 Employee          1994 Directors'
                            1999 Stock Option Plan    Stock Purchase Plan      Stock Option Plan
                          -------------------------- --------------------- -------------------------
                                        Number of                                       Number of
 Name of Individual or                Shares Subject              Number              Shares Subject
        Identity            Dollar      to Options     Dollar    of Shares   Dollar     to Options
  of Group or Position     Value($)     Granted(#)    Values($)  Issued(#) Values($)    Granted(#)
 ---------------------    ----------- -------------- ----------- --------- ---------- --------------
Amnon Landan............  $47,651,220   $ 720,000    $   162,597    2,320          --         --
 Chairman of the Board,
 Chief Executive Officer
 and President
Kenneth Klein...........  $22,727,610     342,000             --       --          --         --
 Chief Operating Officer
Sharlene Abrams.........  $ 6,658,496     101,000    $   188,589    2,714          --         --
 Vice President of
 Finance and
 Administration, Chief
 Financial Officer and
 Secretary
Moshe Egert.............  $ 6,292,496      95,000             --       --          --         --
 President of European
 Operations
Igal Kohavi.............           --          --             --       --  $1,275,000     20,000
 Director
Yair Shamir.............           --          --             --       --  $1,275,000     20,000
 Director
Giora Yaron.............           --          --             --       --  $1,275,000     20,000
 Director
All current executive     $83,329,822   1,258,000    $   351,186    5,034          --         --
 officers as a group....
All current directors
 who are not executive
 officers as a group....           --          --             --       --  $3,825,000     60,000
All other employees as a  $95,119,890   3,122,358    $23,337,983  339,484          --         --
 group..................

                                PROPOSAL NO. 6

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors, to audit our consolidated financial statements for the fiscal year ending December 31, 2000, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

   PricewaterhouseCoopers LLP has audited Mercury's financial statements since our inception. Its representatives are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

   The Board of Directors recommends that stockholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Mercury's independent auditors.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth the compensation earned in each of the three years in the period ended December 31, 1999 by the Chief Executive Officer and each of the other three most highly compensated executive officers of Mercury, who were the only executive officers in 1999 (the "Named Executive Officers"):

                                                                   Long-Term
                                 Annual Compensation              Compensation
                         ---------------------------------------  ------------
                                                    Other Annual   Securities
Name and Principal                                    Compen-      Underlying   All Other
Position                 Year Salary($) Bonus($)     sation($)     Options(#)  Compensation
------------------       ---- --------- --------    ------------  ------------ ------------
Amnon Landan ........... 1999 $375,000  $350,000(1)        --       720,000         --
 Chairman of the Board,  1998  290,250   300,000           --       322,680         --
 Chief Executive Officer 1997  215,000   130,000      $40,800(2)    640,000         --
 and President

Kenneth Klein........... 1999  192,900        --      228,307(3)    342,000         --
 Chief Operating Officer 1998  141,467        --      278,625(3)    163,108         --
                         1997  127,500        --      155,956(3)    120,000         --

Sharlene Abrams......... 1999  172,900    75,000(1)        --       101,000         --
 Vice President of       1998  161,050    60,000           --        81,868         --
 Finance and             1997  138,750    40,000           --       100,000         --
 Administration, Chief
 Financial Officer and
 Secretary

Moshe Egert............. 1999  138,000        --      108,000(3)     95,000
 President of European   1998  119,040        --      160,634(3)     81,864         --
  Operations
                         1997  117,121        --       84,701(3)         --         --

--------
(1) For 1999 Bonus, includes a bonus for 1998 which was paid in 1999.
(2) Includes $36,000 in housing costs for 1997, as well as a school and car allowance.
(3) Reflects the amounts paid as sales commission and/or a car allowance.

Option Grants in Last Fiscal Year

   The following table sets forth each grant of stock options made during the year ended December 31, 1999 to each of the Named Executive Officers:

                                                                                 Potential Realizable
                                                                                   Value at Assumed
                                                                                Annual Rates of Stock
                                                                                Price Appreciation for
                                      Individual Grants                             Option Term(4)
                         -------------------------------------------            ----------------------
                           Number of     Percent of
                          Securities   Total Options
                          Underlying     Granted to    Exercise or
                            Options     Employees in       Base      Expiration
          Name           Granted(#)(1) Fiscal Year(2) Price($/SH)(3)    Date      5%($)      10%($)
          ----           ------------- -------------- -------------- ---------- ---------- -----------
Amnon Landan(5).........    600,000        12.35%        $12.0313     1/21/09   $4,646,148 $11,774,251
                            120,000         2.47%        $  18.25     7/15/09    1,377,279   3,490,296
Kenneth Klein(5)........    300,000         6.18%        $12.0313     1/21/09    2,323,074   5,887,125
                             42,000         0.68%        $  18.25     7/15/09      482,048   1,221,604
Sharlene Abrams(5)......     80,000         1.65%        $12.0313     1/21/09      619,486   1,569,900
                             21,000         0.43%        $  18.25     7/15/09      241,024     610,802
Moshe Egert(5)..........     80,000         1.65%        $12.0313     1/21/09      619,486   1,569,906
                             15,000         0.31%        $  18.25     7/15/09      172,160     436,287

--------
(1) Under the terms of Mercury's 1999 Option Plan, the Compensation Committee of the Board of Directors retains discretion, subject to plan limits and to modify the terms of outstanding options.
(2) An aggregate of 4,856,658 options to purchase shares of common stock of Mercury were granted to employees during 1999 under the 1999 Option Plan and the Amended and Restated 1989 Option Plan.
(3) The exercise price and tax withholding obligations related to exercise may be paid by delivery of shares that are already owned or by offset of the underlying shares, subject to certain conditions.
(4) This column shows the hypothetical gains or "option spreads" of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full ten year term of the option. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Commission and do not represent Mercury's estimate or projection of future common stock prices.
(5) Messrs. Landan, Klein, Egert and Ms. Abrams were granted options on January 21, 1999 and July 15, 1999. Each option vests at the rate of 1/4th of the shares subject to the option at the end of twelve months and 1/36 of the remaining shares subject to the option at the end of each monthly period thereafter as long as such optionee's employment with Mercury has not terminated. Under Mercury's 1999 Option Plan, all options are immediately exercisable whether or not vested. Shares purchased upon exercise of unvested options are subject to repurchase by Mercury, at its option, upon the optionee's termination of employment.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values.

     The following table provides certain information concerning the exercises of options by each of the Named Executive Officers during the year ended December 31, 1999, including the aggregate value of gains on the date of exercise:

                                                      Number of Securities      Value of Unexercised
                                                     Underlying Unexercised    In-the-Money Options at
                                                    Options at FY-End(#)(2):        FY-End($)(1):
                                                    ------------------------- -------------------------
                            No of
                           Shares
                         Acquired on     Value
          Name           Exercise(#) Realized($)(1) Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- -------------- ----------- ------------- ----------- -------------
Amnon Landan............    50,000     $1,031,150    1,524,000        --      $69,414,831       --
Kenneth Klein...........    60,000        761,061      948,000        --       44,367,815       --
Sharlene Abrams.........   185,898      3,635,712      176,280        --        7,832,704       --
Moshe Egert.............    58,000        548,806      371,000        --       17,782,034       --

--------
(1) Calculated by determining the difference between the closing price of Mercury's common stock on the Nasdaq National Market on the date of exercise, or year-end ($53.969), as the case may be, and the exercise price of the in-the-money options. Such numbers do not reflect amounts actually realized upon sale of the shares by such officers.
(2) Under Mercury's 1999 Option Plan and Amended and Restated 1989 Stock Option Plan, all options are immediately exercisable whether or not vested. Shares purchased upon exercise of unvested options are subject to repurchase by Mercury, at its option, upon the optionee's termination of employment.

                     REPORT OF THE COMPENSATION COMMITTEE

   The following is the Report of the Compensation Committee of Mercury, describing the compensation policies and rationale applicable to Mercury's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 1999. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that Mercury specifically incorporates it by reference into such filing.

TO: Board of Directors

   The Compensation Committee of the Board of Directors of Mercury Interactive Corporation is charged with the responsibility of administering all aspects of Mercury's executive compensation programs. The members of the Committee for the year ended December 31, 1999 were Messrs. Kohavi, Shamir and Yaron, who were all nonemployee Directors of Mercury.

Compensation Objectives

   The objectives of the compensation program are: (1) to provide a means for Mercury to attract and retain high-quality executives; (2) to tie executive compensation directly to Mercury's business and performance objectives; and
(3) to reward outstanding individual performance that contributes to the long-term success of Mercury.

Compensation Vehicles

   We use a simple total compensation program that consists of cash and equity compensation. Having a compensation program that allows Mercury to successfully attract and retain key employees permits it to provide useful products and services to customers, enhance stockholder value, stimulate technological innovation, foster Company values and adequately reward employees. The vehicles are:

Cash Compensation

 Salary

   The Committee considers specifically the following factors in determining base compensation: (1) a comparison of Mercury's growth and financial performance relative to the performance of competitors; (2) salary levels for comparable positions in companies in the software industry; and (3) each executive's responsibility level and financial and strategic objectives for the subsequent year.

 Bonus

   Annual and other bonuses for officers other than Mr. Landan are based on Mercury's financial performance, as well as individual executive officer performance compared to goals. Other qualitative factors are also included in determining the bonuses, including achievements within the organization for which an executive is responsible and bonuses given by other similarly situated companies.

Equity Participation

   We have adopted a stock option plan to provide employees with additional incentives to work to maximize stockholder value. The stock option plan utilizes vesting periods to encourage key employees to continue in the employ of Mercury. Stock options have been awarded to the majority of Mercury's employees. We believe that options align the interests of executive officers closely with the interests of other stockholders because of the direct benefits executive officers receive through improved stock performance.

Chief Executive Officer's Compensation

   Compensation for the Chief Executive Officer is determined by a process similar to that discussed above for executive officers. Mr. Landan's base compensation for April 1999 to March 2000 was established by the Compensation Committee in May 1999.

   The Committee also established Mr. Landan's individual bonus plan for the above period according to the bonus structure described above and based on 1999 Company performance objectives for Mr. Landan established in May 1999.

   Mr. Landan received a 1998 compensation bonus of $350,000 which was not paid until February 1999. In addition, Mr. Landan received a 1999 performance bonus of $600,000 which was paid in February 2000.

   The foregoing report has been furnished by the Compensation Committee of the Board of Directors of Mercury Interactive Corporation.

                                          Compensation Committee

                                          Igal Kohavi
                                          Yair Shamir
                                          Giora Yaron

Compensation Committee Interlocks and Insider Participation

   No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                              COMPANY PERFORMANCE

   The following line graph compares the cumulative total return to stockholders on Mercury's common stock since December 31, 1993. The graph compares stockholder return on Mercury's common stock with the same cumulative total return on the Hambrecht & Quist Growth Index and the Nasdaq Stock Market--U.S. Index. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that Mercury specifically incorporates it by reference into such filing.

   The graph assumes that $100 was invested on December 31, 1993 in Mercury's common stock, in the Hambrecht & Quist Growth Index and in the Nasdaq Stock Market--U.S. Index and that all dividends were reinvested. No dividends have been declared or paid on Mercury's common stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

                              Mercury Interactive
                               H&Q Growth Index
                        Nasdaq Stock Market--U.S. Index

                   Performance Graph of Mercury Interactive

                                                      Nasdaq
                              Chase      Chase        Stock
                 Mercury       H&Q        H&Q        Market -
DATES          Interactive    Growth   Technology      U.S.
Dec-94           100.00       100.00     100.00       100.00
Jan-95            96.23        99.44      98.54       100.53
Feb-95            98.11       106.35     107.08       105.81
Mar-95           127.36       111.54     111.98       108.95
Apr-95           162.26       112.24     120.37       112.38
May-95           167.92       111.79     124.68       115.29
Jun-95           151.89       126.16     139.69       124.62
Jul-95           188.68       144.12     152.45       133.77
Aug-95           170.75       147.92     154.19       136.49
Sep-95           209.43       157.36     157.87       139.63
Oct-95           154.72       158.37     160.09       138.83
Nov-95           173.58       164.92     158.12       142.09
Dec-95           137.74       166.89     149.52       141.33
Jan-96           156.60       166.38     151.73       142.04
Feb-96           122.64       172.78     159.34       147.46
Mar-96           120.75       172.19     152.40       147.95
Apr-96           103.77       199.58     173.47       160.21
May-96           109.43       210.76     176.08       167.56
Jun-96           103.77       188.55     163.25       160.01
Jul-96           111.32       156.97     146.48       145.76
Aug-96           105.66       169.86     155.34       153.94
Sep-96           104.72       188.45     173.30       165.70
Oct-96            96.23       174.73     170.82       163.87
Nov-96            75.47       172.23     190.97       174.04
Dec-96            98.11       174.68     185.84       173.89
Jan-97            94.34       183.73     205.74       186.23
Feb-97            98.11       163.93     188.94       175.93
Mar-97            73.58       140.95     177.13       164.46
Apr-97            92.45       133.26     183.69       169.58
May-97           132.08       161.33     211.34       188.79
Jun-97           112.26       164.62     213.21       194.59
Jul-97           134.43       175.28     247.51       215.10
Aug-97           145.28       179.56     248.21       214.79
Sep-97           144.34       198.43     258.39       227.52
Oct-97           169.81       186.48     230.79       215.67
Nov-97           183.96       178.51     228.38       216.81
Dec-97           201.89       179.41     217.87       213.07
Jan-98           220.75       177.66     231.84       219.82
Feb-98           281.13       199.28     259.42       240.49
Mar-98           275.47       213.37     263.80       249.36
Apr-98           305.66       218.73     274.07       253.57
May-98           250.94       197.96     254.08       239.49
Jun-98           336.79       214.69     270.08       256.21
Jul-98           312.26       196.90     266.67       253.22
Aug-98           253.77       147.22     209.72       203.17
Sep-98           299.53       176.51     240.08       231.37
Oct-98           313.21       186.86     260.32       241.36
Nov-98           346.23       222.58     291.27       265.78
Dec-98           477.36       260.24     338.89       300.25
Jan-99           476.42       322.68     385.25       343.91
Feb-99           489.15       288.08     342.56       313.08
Mar-99           537.74       322.58     369.08       335.86
Apr-99           425.47       345.45     383.00       345.30
May-99           496.23       331.61     388.26       337.34
Jun-99           533.96       369.51     437.12       367.47
Jul-99           696.23       361.50     431.15       362.12
Aug-99           720.75       376.51     452.13       376.46
Sep-99           974.53       400.30     462.43       375.85
Oct-99          1224.53       445.02     510.96       403.16
Nov-99          1254.72       537.33     597.28       446.17
Dec-99          1629.25       729.00     756.85       542.43

                     CERTAIN TRANSACTIONS WITH MANAGEMENT

   In October 1998, Mercury made loans to certain executive officers. The loans bear interest at the rate of 5.0% and are due in full on December 31, 2000 and were later secured by shares of common stock of Mercury owned by such officers. We made loans to the following executive officers in the following amounts: Amnon Landan $3,514,503; Kenneth Klein $954,327; Sharlene Abrams $380,387; Jayaram Bhat $470,350; Yuval Scarlat $240,911; and Zohar Gilad $450,000. As of March 31, 2000, only the loan to Mr. Landan was outstanding, and the aggregate principal amount plus accrued interest owed by Mr. Landan as of March 31, 2000 was $1,960,196. The other executive officers repaid their loans in full, including accrued interest, on the dates and in the amounts below:

                                                                         Total
                                                                        Interest
                                                       Repayment Date     Paid
                                                      ----------------- --------
   Kenneth Klein.....................................  February 8, 2000 $42,581
   Sharlene Abrams................................... February 25, 2000 $23,655
   Jayaram Bhat......................................  October 26, 1999 $24,597
   Yuval Scarlat.....................................  November 3, 1999 $12,875
   Zohar Gilad.......................................  January 25, 2000 $26,183

   We entered into letter agreements dated February 26, 1998 with Messrs. Finegold and Landan and Ms. Abrams, July 22, 1998 with Mr. Klein and August 12, 1999 with Mr. Egert which provide that in the event that such employee's employment is terminated for any reason other than cause within eighteen months of a change of control of Mercury, each shall be entitled to severance benefits of one year' base salary and all of such employee's stock options shall immediately vest in full upon such termination.

   We have entered into indemnification agreements with each of its directors and executive officers. Such agreements require Mercury to indemnify such individuals to the fullest extent permitted by Delaware law.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth as of March 31, 2000 (except as noted in the footnotes) certain information with respect to the beneficial ownership of Mercury's common stock by (i) each person known by Mercury to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director of Mercury, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                            Shares of common
                                                           stock Beneficially
                                                                Owned(1)
                                                          --------------------
                                                                    Percentage
               Name of Beneficial Owner(2)                 Number   Ownership
               ---------------------------                --------- ----------
Nicholas Applegate Capital Mgmt.(3)...................... 4,732,700    5.97%
 600 West Broadway, Suite 2900
 San Diego, CA 92101

Morgan Stanley Dean Witter & Co.(3)...................... 4,685,080    5.91%
 1585 Broadway
 New York, NY 10036

Scudder Kemper Investments, Inc.(3)...................... 3,970,800    5.00%
 345 Park Avenue
 New York, NY 10154

Amnon Landan(4)(5)....................................... 2,689,698    3.30%
Kenneth Klein(4)(6)...................................... 1,248,417    1.55%
Igal Kohavi(7)...........................................    40,000       *
Yair Shamir(8)...........................................    60,000       *
Giora Yaron(9)...........................................    40,000       *
Sharlene Abrams(4)(10)...................................   412,506       *
Moshe Egert(4)(11).......................................   472,864       *
All directors and officers as a group (7
 persons)(4)(5)(6)(7)(8)(9)(10)(11)...................... 4,963,485    5.93%

--------
  *Less than 1%.
 (1) Percentage ownership is based on 79,338,247 shares of common stock outstanding as of March 31, 2000.
 (2) Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.
 (3) Number of shares beneficially owned or of record is determined solely from information reported on a Schedule 13G as of December 31, 1999.
 (4) Includes shares subject to outstanding options that are currently exercisable or exercisable within 60 days of March 31, 2000. Because all options granted by Mercury pursuant to our 1999 Option Plan and our Amended and Restated 1989 Stock Option Plan are immediately exercisable whether or not vested, all options granted pursuant to the 1999 Option Plan and the 1989 Option Plan, held by parties named in the table have been treated as currently exercisable. However, Mercury has a right to repurchase, upon the optionee's termination of employment, any shares acquired by the optionee through the exercise of any unvested options. This repurchase right lapses over time.
 (5) Includes 2,224,000 shares subject to stock options held by Mr. Landan that are exercisable within 60 days of March 31, 2000.
 (6) Includes 1,248,417 shares subject to stock options held by Mr. Klein that are exercisable within 60 days of March 31, 2000.
 (7) Includes options held by Dr. Kohavi exercisable within 60 days of March 31, 2000 for 40,000 shares of common stock pursuant to Mercury's 1994 Directors' Stock Option Plan.

 (8) Includes 20,000 shares registered in the name of Goldfarb & Levy and held on behalf of Mr. Shamir and includes options held by Mr. Shamir exercisable within 60 days of March 31, 2000 for 40,000 shares of common stock pursuant to Mercury's 1994 Directors' Stock Option Plan.
 (9) Includes options held by Dr. Yaron exercisable within 60 days of March 31, 2000 for 40,000 shares of common stock pursuant to Mercury's 1994 Directors' Stock Option Plan.
(10) Includes 276,280 shares subject to stock options held by Ms. Abrams that are exercisable within 60 days of March 31, 2000.
(11) Includes 471,000 shares subject to stock options held by Mr. Egert that are exercisable within 60 days of March 31, 2000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act and regulations of the Securities and Exchange Commission (the "SEC") thereunder require Mercury's executive officers and directors, and persons who own more than 10% of a registered class of Mercury's equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by Mercury, or on written representations from certain reporting persons that no other reports were required for such persons, Mercury believes that, during or with respect to the period from January 1, 1999 to December 31, 1999, all of the Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with, except as follows: Mr. Yair Shamir filed a Form 4 for the month of July 1999 reporting a sale of 10,000 shares of Common Stock three months late.

                                 OTHER MATTERS

   We know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

                                          Sharlene Abrams
                                          Secretary

Dated: April 21, 2000

                                  APPENDIX A
                    Description of the Amended and Restated
                            1999 Stock Option Plan

   Generally: The Amended and Restated 1999 Stock Option Plan (the "1999 Option Plan") was approved by the Board of Directors in June 1998 and by the stockholders in August 1998. The 1999 Option Plan became effective on August 31, 1999 upon expiration of the Amended and Restated 1989 Stock Option Plan and terminates on August 31, 2009. The total number of shares originally reserved for issuance under the 1999 Option Plan was 450,000 shares. In March 1999, the Board of Directors approved a further increase of 1,850,000 of shares issuable under the 1999 Option Plan, which was approved by the stockholders in May 1999 and increased the total shares reserved for issuance under the 1999 Option Plan since its inception to 2,300,000 shares. In November 1999, the Board of Directors approved an automatic increase in the number of shares reserved in the pool of shares reserved for issuance under the 1999 Option Plan by 4% of the shares of Common Stock and equivalents outstanding as of January 1 of each year starting in 2000 and ending in 2003, and such increase was approved by the stockholders in December 1999. After taking into account the adjustments which occur automatically under the 1999 Option Plan upon a stock split and the January 1, 2000 automatic 4% increase, as of March 31, 2000 a total of 3,870,392 shares were reserved for issuance and available for grant under the 1999 Option Plan.

   Options granted under the 1999 Option Plan may be either "incentive stock options" (ISOs), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonstatutory options (NSOs).

   The 1999 Option Plan is not qualified under Section 401(a) of the Code and is not subject to the Employee Retirement Income Security Act of 1974 ("ERISA").

   Purpose of the 1999 Option Plan: The purposes of the 1999 Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees of Mercury and its worldwide affiliates and to promote the success of Mercury's business.

   Administration of the 1999 Option Plan: The 1999 Option Plan may be administered by the Board of Directors of Mercury or by one or more Committees appointed by the Board (the "Administrator"). The Administrator has full power to select the individuals to whom Options will be granted from among the officers and employee directors or other employees eligible for grants, to make any combination of grants to any participant and to determine the specific terms of each grant, subject to the provisions of the 1999 Option Plan; provided, however, that no outstanding option granted under the 1999 Option Plan may be repriced without the prior approval of the stockholders of such repricing. The interpretation of any provision of the 1999 Option Plan by the Administrator shall be final and conclusive. Members of the Board or its Committee receive no compensation for their services as Administrator of the 1999 Option Plan.

   Eligibility: The 1999 Option Plan provides that Options may be granted to employees (including employees and directors of Mercury and its majority-owned subsidiaries). Consultants and outside directors are excluded from participation in the 1999 Option Plan.

   Stock Options: The 1999 Option Plan permits the granting of stock options that are intended to qualify as either ISOs or NSOs. In the case of all Options, the option exercise price for each share shall not be less than 100% of fair market value of a share of common stock on the date of grant of such option. The fair market value of the Common Stock shall be the closing price as of such date as reported by the Nasdaq National Market or other stock exchange.

   The term of each option will be fixed by the Administrator but may not exceed ten years from the date of grant. The Administrator will determine the time or times that each option may be exercised. Assuming shareholder approval of the proposed amendment, no Employee may be granted an Option for more than 1,000,000 shares in any fiscal year, except that the Administrator may approve an additional one time grant to new employees of an additional 2,000,000 shares.

   The exercise price of Options granted under the 1999 Option Plan must be paid in full by cash, check, shares of Mercury (which, in the case of shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from Mercury and which have a fair market value on the exercise date equal to the aggregate exercise price of the shares as to which said Option shall be exercised) or promissory note. The Administrator may authorize as payment the retention of shares having a fair market value on the date of exercise equal to the exercise price for the total number of shares as to which the Option is exercised or it may authorize delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to Mercury the amount of sale or loan proceeds required to pay the exercise price. The Administrator may also authorize payment by any combination of the foregoing methods, as well as tax withholding with stock. For any ISO, the form of payment permitted will be stated on the notice of grant of the Option.

   In the event of termination of employment for any reason, including retirement, an Option may thereafter be exercised (to the extent it was exercisable), for a period of ninety days, subject to the stated term of the Option. If an Optionee's employment is terminated by reason of the Optionee's death or disability, the Option will in general be exercisable for six months following death, subject to the stated term of the Option.

   To qualify as ISOs, Options must meet additional federal income tax requirements. Under current law these requirements include limits on the value of ISOs that may become first exercisable annually with respect to any Optionee, and a shorter exercise period and a higher minimum exercise price in the case of certain large stockholders.

   Adjustments for Stock Dividends, Mergers etc.: The Administrator is authorized to make appropriate adjustments in connection with outstanding Options to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Administrator in its discretion may provide for substitution or adjustments in, or may accelerate or adjust such Options.

   Amendment and Termination: The Board may amend, alter, suspend or discontinue the 1999 Option Plan at any time, but such amendment, alteration, suspension or discontinuation shall not impair any Options then outstanding.

                                  APPENDIX B
             Description of the 1998 Employee Stock Purchase Plan

   Generally: On June 19, 1998 the Board of Directors of Mercury adopted, and the stockholders subsequently approved, the 1998 Employee Stock Purchase Plan (the "Purchase Plan"). Originally, a total of 325,000 shares were reserved for issuance under the Purchase Plan. In February 2000, the Board approved an increase of 500,000 shares reserved for issuance under the Purchase Plan. After taking into account the adjustments which occur automatically under the Purchase Plan upon a stock split and the February 2000 increase approved by the Board, as of March 31, 2000 a total of 1,250,494 shares were reserved and available for issuance under the Purchase Plan.

   The Purchase Plan is intended to qualify under Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Purchase Plan is not qualified under Section 401(a) of the Code and is not subject to the Employee Retirement Income Security Act of 1974 ("ERISA").

   Purpose: The purpose of the Purchase Plan is to provide employees of Mercury's majority-owned subsidiaries with an opportunity to purchase Common Stock of Mercury through payroll deductions. At this time, all of Mercury's subsidiaries are Designated Subsidiaries for purposes of participation in the Purchase Plan.

   Administration: The Purchase Plan is administered by the Board or a committee of the Board. The interpretation of any provision of the Purchase Plan by the Administrator shall be final and conclusive. Members of the Board or its Committee receive no compensation for their services in administering the Stock Purchase Plan.

   Eligibility: Employees who are employed by a Designated Subsidiary for at least 20 hours per week and five months per calendar year are eligible to participant in the Purchase Plan, provided that such employees are employed by Mercury on the date that their participation in the Purchase Plan is effective. Eligibility is subject to certain limitations imposed by Section 423(b) of the Code and limitations on stock ownership as defined in the Purchase Plan.

   Offering Dates: The Purchase Plan generally will be implemented by consecutive six month Offering Periods that begin every six months on February 15 and August 15 of each year. The Board has the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen days prior to the scheduled beginning of the first Offering Period to be affected.

   Participation in the Plan: Eligible employees become participants in the Purchase Plan by filing with the employer's payroll office a subscription agreement authorizing payroll deductions. An eligible employee who wishes to become a participant in an offering must file a subscription agreement with the payroll office prior to the commencement of such offering period, unless a later time for filing the subscription agreement has been set by the Board for all eligible employees with respect to a given offering. An employee who becomes eligible to participate in the Purchase Plan after the commencement of an offering may participate in the first Offering Period that starts after the filing by such employee of a subscription agreement.

   Purchase Price: Subject to certain amendments in response to accounting changes as described below, the purchase price per share at which shares are sold to participating employees under the Purchase Plan is the lower of (i) 85% of the fair market value per share of the Common Stock on the first day of the Offering Period (the "Offering Date") or (ii) 85% of the fair market value per share of the Common Stock on the last day of an Exercise Period (the "Exercise Date"). The fair market value of the Common Stock shall be the closing price as of such date as reported by the NASDAQ National Market System or other stock exchange.

   Payment of Purchase Price; Payroll Deductions: The purchase price of the shares to be acquired under the Purchase Plan is accumulated by payroll deductions over each six-month Offering Period. The deductions may not exceed 15% of a participant's compensation. A participant may discontinue or decrease his participation in the Purchase Plan, but may not increase the rate of payroll deductions at any time during the Offering Period.

Payroll deductions for a participant shall commence on the first pay day following the Offering Date and shall continue at the same rate until the end of the Offering Period unless sooner terminated as provided in the Purchase Plan.

   All payroll deductions made for a participant are credited to his account under the Purchase Plan and are deposited with the general funds of Mercury. All payroll deductions received or held by Mercury under the Purchase Plan may be used by Mercury for any corporate purpose, and Mercury shall not be obligated to segregate such payroll deductions. No charges for administrative or other costs may be made by Mercury against the payroll deductions of a participant in the Purchase Plan.

   Purchase of Stock; Exercise of Option: By executing a subscription agreement to participate in the Purchase Plan, the employee is entitled to have shares placed under option to him. The maximum number of shares placed under option to a participant in an Offering Period is the number determined by dividing the total amount of his compensation which is to be withheld for the Offering Period by 85% of the fair market value of the Common Stock on the Offering Date. Unless the employee's participation is discontinued, his option for the purchase of shares will be exercised automatically on the Exercise Date at the applicable price.

   Notwithstanding the preceding paragraph, no employee shall be permitted to subscribe for shares under the Purchase plan if, immediately after the grant of the option, the employee would own 5% or more of the voting stock or value of all classes of stock of Mercury or its majority-owned subsidiaries, nor shall any employee be granted an option which would permit him to purchase more than $25,000 worth of stock (determined at the time the option is granted) under all employee stock purchase plans of Mercury in any calendar year.

   Withdrawal from the Purchase Plan: A participant's interest in a given Offering Period may be terminated in whole, but not in part, by signing and delivering to Mercury a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected by a participant at any time prior to an Exercise Date. A participant's withdrawal from an Offering Period does not have any effect upon his eligibility to participate in subsequent Offering Periods under the Purchase Plan.

   Termination of Employment: Termination of a participant's employment for any reason, including retirement or death, or the failure of the participant to satisfy the requirements for eligibility, cancels his participation in the Purchase Plan immediately. In such event, payroll deductions credited to the participant's account will be returned to him, or in the case of death, to the person or person entitled thereto as provided in the Purchase Plan.

   Adjustments for Stock Dividends, Mergers etc.: The Board is authorized to make appropriate adjustments in connection with outstanding options to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Board in its discretion may provide for substitution or adjustments of the options, or may shorten the current Offering Period(s) to provide for an earlier Exercise Date.

   Amendment and Termination of the Plan: The Board may at any time amend or terminate the Purchase Plan, except that (subject to special amendments in response to accounting changes) such termination cannot adversely affect the rights of any participant.

   Special Amendments in Response to Accounting Changes: In the event that during any Offering Period the accounting rules relating to noncompensatory treatment of employee stock purchase plans under section 423 of the Code change so as to require, in the written opinion of Mercury's independent public accountants, that Mercury recognize a compensatory charge to earnings with respect to options granted during such Offering Period, the Board may, in its discretion, take any steps necessary to reduce or eliminate such charge to earnings. Such steps may include (without limitation) (i) amending the Plan to provide that the Exercise Price for any Offering Period (including the current Offering Period) shall be equal to 85% of the fair market value of a share of the Common Stock of Mercury on the Exercise Date only or (ii) immediately terminating the Offering Period and returning all payroll deductions withheld to participants prior to the Exercise Period.

                                  APPENDIX C
             Description of the 1994 Directors' Stock Option Plan

   Generally: On February 1, 2000 the Board of Directors of Mercury amended the 1994 Directors' Stock Option Plan (the "Directors' Plan"). A total of 500,000 shares were originally reserved for issuance under the Directors' Plan. After taking into account the adjustments which occur automatically under the Directors' Plan upon a stock split, as of March 31, 2000 a total of 1,040,000 shares were reserved for issuance and available for grant under the Directors' Plan.

   The Directors' Plan is not qualified under Section 401(a) of the Code and is not subject to the Employee Retirement Income Security Act of 1974 ("ERISA").

   Purpose: The purposes of the Directors' Plan are to attract and retain the best available individuals to serve as Directors of Mercury and to encourage their continued service on the Board.

   Administration: Generally, the Directors' Plan will be administered by the Board. With respect to Automatic Option grants and Annual Option grants, the Board has no discretion to determine which Directors will be granted Options, to determine the number of shares subject to Options, to determine the exercise price of the Options or to determine any terms of such Options. The Board may award additional grants to Directors, subject to compliance with
Section 16(b) of the Securities Exchange Act of 1934.

   The interpretation of any provision of the Directors' Plan by the Administrator shall be final and binding. Members of the Board receive no compensation for their services in administering the Directors' Plan.

   Eligibility: Options may be granted only to Directors who are not employees of Mercury.

   Directors' Options: The Directors' Plan provides for Initial Option grants of 50,000 shares to each Director upon his election to the Board of Directors and Annual Option grants of 10,000 shares upon his re-election each year. The option term shall be ten years, and shall be exercisable while such person remains a Director. The exercise price shall be 100% of fair market value on the date of grant and shall be immediately exercisable in full as of the date of grant. The fair market value of the Common Stock shall be the closing price as of such date as reported by the NASDAQ National Market System or other stock exchange. Stock subject to an Initial Option shall vest as to 10,000 shares on the date of each Annual Meeting of Stockholders of Mercury after the date of grant of such Option. Stock subject to an Annual Option shall vest as to 10,000 shares on the date of the fifth Annual Meeting of Stockholders to occur after the date of grant of such Option. If the Optionee ceases to serve as a Director for any reason, vesting shall cease as of the date of such termination.

   Purchase Price; Payment: The exercise price of Options granted under the Directors' Plan must be paid in full by cash, check, shares of Mercury (which, in the case of shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from Mercury and which have a fair market value on the exercise date equal to the aggregate exercise price of the shares as to which said Option shall be exercised) or promissory note. The Administrator may authorize as payment the retention of shares having a fair market value on the date of exercise equal to the exercise price for the total number of shares as to which the Option is exercised or it may authorize delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to Mercury the amount of sale or loan proceeds required to pay the exercise price. The Administrator may also authorize payment by any combination of the foregoing methods.

   Termination: In the event of termination of status as a Director, the Option may thereafter be exercised (to the extent it was exercisable), for a period of thirty days, subject to the stated term of the Option. If an Optionee's status as a Director is terminated by reason of the death or disability, the Option will in general be exercisable for six months following death, subject to the stated term of the Option. Subject to stockholder approval, in the event of termination of status as a Director in connection with a merger, liquidation or other reorganization transaction, the Option shall automatically fully vest and may be exercised for a period of thirty days, subject to the stated term of the Option. Except as otherwise designated by the Board, Options are not transferable by the Optionee other than by will or the laws of descent or distribution, and each option is exercisable during the lifetime of the Director only by such Director.

   Adjustments for Stock Dividends, Mergers etc.: The Board is authorized to make appropriate adjustments in connection with outstanding Options to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or other reorganization transaction, the Board shall provide for substitution or assumption of the Options. If substitution or assumption is not possible, the Board shall provide that there will be no vesting restrictions on Optioned Stock, including shares as to which the vesting restrictions would not otherwise lapse.

   Amendment and Termination: The Board may amend, alter, suspend or discontinue the Directors' Plan at any time, but such amendment, alteration, suspension or discontinuation shall not impair any rights then outstanding under the Directors' Plan without the participant's consent.

MERCURY INTERACTIVE CORPORATION

2000 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of Mercury Interactive Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 21, 2000, and hereby appoints Amnon Landan and Sharlene Abrams, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of Mercury Interactive Corporation to be held on May 24, 2000, at 10:00 a.m. local time, at the Company's corporate offices at 1325 Borregas Avenue, Sunnyvale, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

     THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR PROPOSALS 2 THROUGH
                         ---                            ---
5, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS
   ---
INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                    (Continued and to be signed on reverse side)


                              FOLD AND DETACH HERE

1. To elect four (4) directors of the Company for the ensuing year and until their successors are elected: (1) Igal Kohavi; (2) Amnon Landan; (3) Yair Shamir; and (4) Giora Yaron.

     FOR ALL   WITHHOLD   FOR ALL    To withhold authority to vote, mark "For
                 ALL      EXCEPT     All Except" and write the nominees number
       [_]       [_]        [_]      on the line below:

                                              --------------------------


2. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of common stock of the Company to 240,000,000.

        FOR                     AGAINST                        ABSTAIN
        [_]                       [_]                            [_]

3. To ratify and approve the amendment of the 1999 Stock Option Plan to increase the grant limit under the 1999 Stock Option Plan.

        FOR                     AGAINST                        ABSTAIN
        [_]                       [_]                            [_]

4. To ratify and approve the amendment of the 1998 Employee Stock Purchase Plan to increase the number of shares reserved by an additional 500,000 shares of common stock for issuance under the 1998 Employee Stock Purchase Plan.

        FOR                     AGAINST                        ABSTAIN
        [_]                       [_]                            [_]

5. To ratify and approve the amendment of the 1994 Directors' Stock Option Plan to provide for the full and immediate vesting of stock options granted to a director under the plan, in the event of the termination of the director other than upon a voluntary resignation, upon the merger or acquisition of the Company by a successor corporation.

        FOR                     AGAINST                        ABSTAIN
        [_]                       [_]                            [_]

6. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2000.

        FOR                     AGAINST                        ABSTAIN
        [_]                       [_]                            [_]

     To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.


Signature(s):                                       Date:
              -------------------------------------       ----------------------

Note: (This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons in a fiduciary capacity should so indicate if shares are held by joint tenants or as community property, both should sign).